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                                                           EXHIBIT 23.5



                     CONSENT OF T. STEPHEN JOHNSON & ASSOC.




We consent to the use in this Proxy Statement/Prospectus of Regions Financial Corporation of our opinion related to Etowah Bank and to the reference to our firm in the Joint Proxy Statement/Prospectus under the caption "Description of the Transaction-Opinion of Etowah Bank's Financial Advisor."

                                   /s/ T. STEPHEN JOHNSON & ASSOCIATES, INC.

                                       T. STEPHEN JOHNSON & ASSOCIATES, INC.


Atlanta, Georgia
July 22, 1998